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                                    EXHIBIT A
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                                    AGREEMENT
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            This will memorialize the agreement by and among all of the undersigned that the Schedule 13D identifying each of the undersigned as "reporting persons" and mailed to Socket Communications, Inc. ("SOCKET") and filed with the Securities and Exchange Commission on or about February 11, 1998 with respect to the acquisition of beneficial ownership of shares of Socket's Common Stock is being filed on behalf of each of the persons signing below. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 11, 1998          Cetronic Aktiebolag (Publ), a Swedish
                                   corporation

                                   By: /s/ Richard A. Horning
                                       ---------------------------------------
                                       Richard A. Horning, Attorney-In-Fact


Dated:  February 11, 1998          Telenor AS, a Norwegian corporation

                                   By: /s/ Richard A. Horning
                                       ---------------------------------------
                                       Richard A. Horning, Attorney-In-Fact


Dated:  February 11, 1998          Telenor Venture AS, a Norwegian corporation

                                   By: /s/ Richard A. Horning
                                       ---------------------------------------
                                       Richard A. Horning, Attorney-In-Fact


Dated:  February 11, 1998          ForetagsByggarna B.V., a Netherlands
                                   corporation

                                   By: /s/ Richard A. Horning
                                       ---------------------------------------
                                       Richard A. Horning, Attorney-In-Fact


Dated:  February 11, 1998           Lars Lindgren

                                   By: /s/ Richard A. Horning
                                       ---------------------------------------
                                       Richard A. Horning, Attorney-In-Fact